EX-11
          2
             STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

ICY SPLASH FOOD AND BEVERAGE, INC.

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
              (UNAUDITED)

                                          THREE MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,

                                          2001             2000             2001              2000
                                      -----------       -----------      -----------       -----------

BASIC EARNINGS PER SHARE:

Net profit (loss)                     $     2,473       $    (5,223)      $  (17,176)      $  (32,422)
                                      -----------       -----------      -----------      -----------

Weighted average shares outstanding     6,600,000         6,600,000        6,600,000        6,600,000
                                      -----------       -----------      -----------      -----------

Basic earnings per share              $      --         $      --        $      --        $      --
                                      ===========       ===========      ===========      ===========
Diluted earnings per share:

Net profit (loss)                     $     2,473       $    (5,223)      $  (17,176)      $  (32,422)
                                      -----------       -----------      -----------      -----------
Weighted average and dilutive shares:
 Weighted average shares outstanding    6,600,000         6,600,000        6,600,000        6,600,000
 Dilutive shares
  (Antidilutive in 2001 & 2000)              --                --               --               --
                                      -----------       -----------      -----------      -----------
                                        6,600,000         6,600,000        6,600,000        6,600,000
                                      -----------       -----------      -----------      -----------

Diluted earnings per share            $      --         $      --        $      --        $      --
                                      ===========       ===========      ===========      ===========

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